QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.1

Statement Under Oath of Principal Executive Officer
Regarding Facts and Circumstances Relating to Exchange Act Filings

        I, J. Terrence Lanni, state and attest that:

(1)
To the best of my knowledge, based upon a review of the covered reports of MGM MIRAGE, and, except as corrected or supplemented in a subsequent covered report:

•
no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•
no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).
(2)
I have reviewed the contents of this statement with the Company's audit committee.

(3)
In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

•
Annual Report of MGM MIRAGE on Form 10-K for the year ended December 31, 2001 filed with the Commission of MGM MIRAGE;

•
all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of MGM MIRAGE filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•
any amendments to any of the foregoing.

/s/ J. TERRENCE LANNI J. Terrence Lanni August 12, 2002	Subscribed and sworn to before me this 12th day of August, 2002.
/s/ FRANCINE A. VAZQUEZ Francine A. Vazquez Notary Public My Commission Expires: June 16, 2004

QuickLinks

  EXHIBIT 99.1
Statement Under Oath of Principal Executive Officer Regarding Facts and Circumstances Relating to Exchange Act Filings